Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No.’s 333-219037, 333-175162, 333-37082 and 333-49780) of Exelon Corporation of our report dated June 29, 2018, relating to the financial statements of the Exelon Corporation Employee Savings Plan, which appears on this Form 11-K.

/s/ WASHINGTON, PITTMAN & McKEEVER, LLC
Chicago, Illinois
June 25, 2019